                   NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                                     UNDER
      HORIZON  GROUP PROPERTIES, INC. 1998 LONG-TERM STOCK INCENTIVE PLAN


     This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the "Agreement") dated this 15TH day of June, 1998, between Horizon Group Properties, Inc. (the
"Company"), and          (the "Participant"), who is an officer, key employee or
director of the Company. Any term capitalized but not defined in this Agreement will have the meaning set forth in the Horizon Group Properties, Inc. 1998 Long-Term Stock Incentive Plan (the "Plan").

1. AWARD. In accordance with the terms of the Plan, the Company hereby grants to the Participant a Nonqualified Stock Option to purchase all or any part of an aggregate of _____ Shares. This Award constitutes a Nonqualified Stock Option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

2. EXERCISE PRICE. The Exercise Price will be $_______ per Share, which is no less than the Fair Market Value of a Share on the date of this Agreement.

3.   MEDIUM AND TIME OF PAYMENT.

     a. The Exercise Price must be paid in United States dollars, in cash or by personal check payable to the order of the Company, at the time of purchase.

     b. Alternatively, the Exercise Price, or any part of it, may be paid with: (i) Shares owned by the Participant duly endorsed for transfer to the Company; (ii) Shares issuable to the Participant upon exercise of the Option; or (iii) any combination of cash, personal check and Shares meeting the requirements of clause (i) or (ii) above.

     c. The Company will pay the amount of tax it is required to withhold on account of exercise of all or part of the Award with Shares otherwise issuable to the Participant upon exercise under the Award. Notwithstanding the foregoing, if the Committee agrees, the Participant may satisfy the Company's withholding obligation by paying the amount of required withholding to the Company and, if he or she does so, the Company will not withhold Shares as described in the preceding sentence. If the Award has been transferred pursuant to
          Section 6(b), the Participant must satisfy the Company's withholding requirement by paying the Company the amount it is required to withhold with: (i) United States dollars in cash or by personal check; (ii) Shares owned by the Participant and duly endorsed for transfer to the Company; or (iii) any combination of cash, personal check, and Shares meeting the requirements of clause (ii) above. If part or all of the Award has been transferred pursuant to Section 6(b), the withholding obligation may not be satisfied with Shares issuable upon exercise of the Award.

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     d.   Shares used to satisfy the Exercise Price and/or any minimum required withholding tax will be valued at their Fair Market Value as determined by the Committee as of the date of exercise.

     e. No Shares will be issued pursuant to the Award before the Exercise Price and, if applicable, the withholding obligation, have been paid in full.

4.   TERM, VESTING AND EXERCISE OF THE AWARD.

     a.   The Award will expire ten years from the date of this Agreement.

     b. The Award will vest and become exercisable (i) in accordance with the vesting schedule set forth in paragraph (c) below or (ii) if earlier, the Participant's death or Disability.

     c.   The vesting schedule for this Award is as follows:


               Anniversary of Agreement
                        Date                       Percent Vested
               ------------------------            --------------
                        1st                              33%
                        2nd                              64%
                        3rd                             100%


     d. Notwithstanding any other provision of this Agreement, the Participant will forfeit his or her right to exercise the Award, whether or not it has already vested, if the Participant's employment with the Company is terminated for Cause.

     e. After the Award has vested, and while it is exercisable, it may be exercised in whole or in part by written notice to the Company indicating the number of Shares being purchased. The notice must be signed by the Participant and must be accompanied by full payment of the Exercise Price plus, if applicable, any required withholding tax. Notwithstanding the foregoing, the Award may not be exercised for fewer than 100 Shares at any one time or, if fewer than 100 Shares remain, all the then-remaining Shares. The Award must be exercised as to a whole number of Shares.

5. TERMINATION OF EMPLOYMENT. After termination of employment, the Participant's right to exercise the Award will be subject to the following rules.

     a. DISABILITY OR DEATH. If the Participant terminates employment through Disability or death, the Award will immediately vest and become exercisable. The Participant (or in the case of his or her death, the Participant's estate) may exercise the Award within


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          the 12-month period following the termination, or, if earlier, by the date the Award would otherwise have expired.

     b. OTHER TERMINATION. If the Participant terminates employment for any reason other than Disability, death, or termination for Cause, the Participant (or, in the case of his or her subsequent death, the Participant's estate): (i) may, within the 180-day period following the termination, exercise the Award to the extent that it was vested and exercisable on the date of the termination and (ii) will forfeit the Award to the extent that it was not vested and exercisable on the date of the termination.

     c. CHANGE OF CONTROL. Notwithstanding the provisions of paragraphs (a) and (b) above, if, within 24 months after a Change of Control, (i) the Participant's employment with the Company and all Affiliates is terminated for a reason other than Cause, or (ii) the Participant terminates his or her employment with the Company and all Affiliates for Good Reason, in either case by giving 30 days' prior written notice, the Award will immediately vest and become fully exercisable, and will remain exercisable until the date that is ten years after the date of this Agreement unless otherwise specifically prohibited under applicable law or by applicable rules and regulations of any governmental agency or national securities exchange.

          For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, the Participant or Michael W. Reschke, or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding securities that vote generally in the election of directors (referred to herein as "Voting Securities"); (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving


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          entity outstanding immediately after such merger or consolidation;
          (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

          For purposes of this Agreement, "Good Reason" shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and/or an Affiliate. In the absence of any such agreement, "Good Reason" shall exist if, without the Participant's written consent, (A) the Participant's title or scope of responsibilities and duties are materially diminished, or the Company fails to provide the Participant with adequate office facilities and support services to perform such responsibilities and duties, (B) the compensation payable to Executive for services to the Company is materially reduced, or (C) the Company fails to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant) of all such compensation, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change of Control, if greater).

6.   TRANSFERABILITY OF AWARD AND SHARES ACQUIRED UPON EXERCISE OF AWARD.

     a. The Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Award, other than by will or the laws of descent and distribution.

     b. Notwithstanding any other provision of this Agreement, the Participant may transfer any portion of this Award to: (i) the Participant's spouse, children, step-children, grandchildren or step-grandchildren ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; (iii) a partnership in which Immediate Family Members are the only partners; or (iv) an organization exempt from taxation under Section 501(c)(3) of the Code. Such a transfer is permitted only if there is no consideration for the transfer, or the transfer is to a partnership in which Immediate Family Members are the only partners and the Participant's sole consideration for the transfer is an interest in the partnership.
          Such a transfer will become effective only if the Participant gives the Committee advance written notice of the transfer and complies with any conditions imposed by the Committee. Following the transfer, the transferee will be subject to the same terms and conditions to which the Participant was subject immediately before the transfer, and the term "Participant" as used in this Agreement will be deemed to refer to the transferee, except for purposes of Sections 4(d) and 5, which will continue to apply with respect to the original Participant. The transferee of an Award may not transfer the Award except as provided in paragraph (a).


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     c.   During the Participant's lifetime, only the Participant (or a transferee pursuant to paragraph (b) above) or his or her guardian or legal representative may exercise the Award. The Committee may, in its discretion, require a guardian or legal representative to supply it with the evidence the Committee reasonably deems necessary to establish the authority of the guardian or legal representative to exercise the Award on behalf of the Participant or transferee, as the case may be.

     d. Except as limited by applicable federal or state securities laws, the requirements of any stock exchange or market upon which the Shares are listed or traded at any given time, and the provisions of Section 7, Shares acquired upon exercise of this Award will be freely transferable.

7.   SECURITIES LAW REQUIREMENTS.

     a. If at any time the Committee determines that exercising the Award or issuing Shares would violate applicable securities laws, the Award will not be exercisable, and the Company will not be required to issue Shares. The Committee may declare any provision of this Agreement or action of its own null and void if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to exercise, the Company may require the Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.

     b. No person who acquires Shares under this Agreement may sell the Shares, unless the offer and sale are made pursuant to an effective registration statement under the Securities Act of 1933, as amended, which is current and includes the Shares to be sold, or an exemption from the registration requirements of that Act.

8. NO OBLIGATION TO EXERCISE AWARD. Neither the Participant nor his or her transferee is or will be obligated by the grant of the Award to exercise it.

9. NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. PLAN AND AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan nor this Agreement is a contract of employment, and no terms of employment of the Participant will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement will be construed as conferring any legal rights of the Participant to continue to be employed, nor will it interfere with the Company's or any Affiliate's right to discharge the Participant or to deal with him or her regardless of the existence of the Plan, this Agreement or the Award.


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11.  PARTICIPANT TO HAVE NO RIGHTS AS A STOCKHOLDER.  Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying the Award, the Participant will have no rights as a stockholder with respect to those Shares.

12. NOTICE. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attention: Corporate Secretary. Notice to the Participant should be sent to the address set forth on the signature page below.

13. SUCCESSORS. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

14 GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Maryland, determined without regard to its conflict of law rules.

15. PLAN DOCUMENT CONTROLS. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.


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     IN WITNESS WHEREOF, the Company and the Participant have duly executed this
Agreement as of the date first written above.

                              HORIZON GROUP PROPERTIES, INC.


                              By: _________________________________
                              Its: ________________________________


                              ____________________________________
                                    (Participant's Signature)

                              Participant's Name and Address for notices

                              ____________________________________

                              ____________________________________

                              ____________________________________


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